Exhibit 99.1

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 8:00 a.m., ET, on May 28, 2020.
Online
Go to www.investorvote.com/MSBF or scan the QR code — login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MSBF
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board recommends a vote “FOR” Proposals I, II and III.
I. To approve the Agreement and Plan of Merger, dated as of December 18, 2019, by and between MSB and Kearny Financial Corp. and the merger of MSB with and into Kearny Financial Corp.
For Against Abstain
II. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of MSB in connection with the merger.
For Against Abstain
III. To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement and the merger.
For Against Abstain
In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.
This Proxy is solicited by the Board of Directors. This signed Proxy will be voted as directed, but if no instructions are specified, this signed Proxy will be voted FOR all of the proposals presented above.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The 2020 Special Meeting of Stockholders of MSB Financial Corp. will be held on May 5, 2020 at 10:00am ET, virtually via the internet at www.meetingcenter.io/295836689.
NOTE: THERE WILL BE NO PHYSICAL MEETING LOCATION, JUST VIA A WEBCAST.
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for this meeting is — MSBF2020.
Small steps make an impact.
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
REVOCABLE PROXY — MSB FINANCIAL CORP.
SPECIAL MEETING OF STOCKHOLDERS — May 5, 2020
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Should the undersigned be present and elect to vote at the Special Meeting or at any adjournments thereof and after notification to the Secretary of MSB at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all prior proxies heretofore given with respect to the shares of Common Stock which the undersigned is entitled to vote at the Special Meeting.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM MSB PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT/PROSPECTUS DATED ________, 2020.
Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
NOTICE TO PARTICIPANTS IN THE MILLINGTON BANK EMPLOYEE STOCK OWNERSHIP PLAN AND THE MILLINGTON BANK SAVINGS PLAN
This proxy also constitutes voting instructions for participants in the Millington Bank Employee Stock Ownership Plan (ESOP) and the Millington Bank Savings Plan (Savings Plan). A participant who signs on the reverse side hereby instructs the respective trustees of the ESOP and the Savings Plan to vote all the shares of Common Stock allocated to his or her accounts in accordance with the instructions on the reverse side. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Common Stock held by the ESOP and all allocated shares for which no voting instructions are received, including any instruction to abstain, in the same proportion as shares for which it has received timely voting instructions from ESOP participants. The Savings Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company’s Board of Directors or the Plan Committee of the Board. Your voting instructions must be received by 4:00 p.m. Eastern Time on May 1, 2020 to allow sufficient time for processing.
C Non-Voting Items
Change of Address — Please print new address below.
Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.